UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 8, 2012

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34757 (Commission File No.)	22-2166630 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events

On October 8, 2012, Spectrum Brands, Inc., a Delaware corporation (“Spectrum Brands”), a subsidiary of Spectrum Brands Holdings, Inc. (“SB Holdings”) entered into an Acquisition Agreement (the “Acquisition Agreement”), with Stanley Black & Decker, Inc., a Connecticut corporation (“Seller”), pursuant to which Spectrum Brands will acquire the residential hardware and home improvement business of Seller (the “Acquisition”).

The Acquisition includes the purchase by Spectrum Brands of shares of certain subsidiaries of Seller involved in, and assets of Seller and its subsidiaries primarily used or held for use in connection with, the operation or conduct of Seller’s hardware and home improvement business. The Acquisition will also include the purchase by Spectrum Brands of certain assets of Tong Lung Metal Industry Co. Ltd., a Taiwan corporation (“TLM Taiwan”) involved in the production of residential locksets. Seller is currently in the process of completing the acquisition of all of the issued and outstanding shares of TLM Taiwan.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Spectrum Brands’ current report on Form 8 –K filed on October 12, 2012 (“SB 8-K”) and documents referenced therein. Interested parties should read the SB 8-K and other announcements and public filings by Spectrum Brands regarding the Acquisition Agreement. Spectrum Brands’ filings with the Securities and Exchange Commission are available at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Secretary and General Counsel

Dated:  October 12, 2012